EXHIBIT 10.5
NON-EMPLOYEE DIRECTOR COMPENSATION
Effective July 18, 2005

BOARD OF DIRECTORS FEES

Quarterly Retainer	$1,750.00

Meetings (Attended in person)	$2,000.00

Meetings (Attended telephonically)	$750.00

Chair Fee:	$250.00

COMMITTEE CHAIR FEES

Audit Committee	$1,250.00

Compensation Committee	$1,250.00

Nomination & Governance Committee	$500.00

COMMITTEE MEMBER FEES

Audit Committee	$1,000.00

Compensation Committee	$1,000.00

Nomination & Governance Committee	$1,000.00

CHAIR FEES ARE FOR IN-PERSON OR TELEPHONIC ATTENDANCE

UNANIMOUS WRITTEN CONSENT FEE

Each Consent (Board or Committee)	$750.00